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                                                                      EXHIBIT 99

[LIBBEY(R) LOGO]



                                                                LIBBEY INC.
                                                                300 MADISON AVE
                                                                P.O. BOX 10060
                                                                TOLEDO, OH 43699








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N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                     AT THE FINANCIAL RELATIONS BOARD:
---------------                     ---------------------------------
KENNETH WILKES    KENNETH BOERGER   SUZY LYNDE
VP/CFO            VP/TREASURER      ANALYST INQUIRIES
(419) 325-2490    (419) 325-2279    (312) 640-6772


FOR IMMEDIATE RELEASE
TUESDAY, MAY 21, 2002

      FEDERAL JUDGE DENIES MOTION RELATED TO THE ANCHOR HOCKING ACQUISITION



TOLEDO, OHIO, MAY 21, 2002--LIBBEY INC. (NYSE: LBY) was advised on Monday, May 20, 2002, that Judge Reginald Walton of the U.S. District Court for the District of Columbia denied the joint motion of Libbey Inc. and Newell Rubbermaid Inc. to vacate the preliminary injunction granted on April 22, 2002, to the Federal Trade Commission (FTC) enjoining the acquisition during pending administrative proceedings before the FTC.

Libbey Inc. will continue to study its alternatives in pursuit of the acquisition of the Anchor Hocking consumer and specialty glass businesses. Anchor Hocking is a division of Newell Rubbermaid Inc.

Libbey Inc.:

-    is a leading producer of glass tableware in North America;

-    is a leading producer of tabletop products for the foodservice industry;

-    exports to more than 75 countries; and,

- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in California, Louisiana, and Ohio. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Through its Syracuse China subsidiary, the company designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Through its World Tableware subsidiary, the company imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items, principally for foodservice establishments in the United States.





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